                                                                 EXHIBIT 15.2




February 11, 2000



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

We are aware that our report dated February 11, 2000 on our review of interim financial information of Toyota Motor Credit Corporation (the "Company') as of and for the period ended December 31, 1999 and included in the Company's quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in the Prospectuses constituting part of the Registration Statements on Form S-3 (Nos. 333-76505 and 333-89659)

Yours very truly,



/S/ PRICEWATERHOUSECOOPERS LLP